Park National Corporation P A R K N A T I O N A L C O R P O R A T I O N KBW Presentation 2/15/2024

Safe Harbor Statement This presentation contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: Park's ability to execute our business plan successfully and within the expected timeframe as well as our ability to manage strategic initiatives; current and future economic and financial market conditions, either nationally or in the states in which Park and our subsidiaries do business, that may reflect deterioration in business and economic conditions, including the effects of higher unemployment rates or labor shortages, the impact of persistent inflation, the impact of continued elevated interest rates, changes in the economy or global supply chain, supply-demand imbalances affecting local real estate prices, U.S. fiscal debt, budget and tax matters, geopolitical matters (including the impact of the Russia-Ukraine conflict and associated sanctions and export controls as well as the Israel-Hamas conflict), and any slowdown in global economic growth, any of which may result in adverse impacts on the demand for loan, deposit and other financial services, delinquencies, defaults and counterparties' inability to meet credit and other obligations and the possible impairment of collectability of loans; factors that can impact the performance of our loan portfolio, including changes in real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers and the success of construction projects that we finance; the effect of monetary and other fiscal policies (including the impact of money supply, ongoing increasing market interest rate policies and policies impacting inflation, of the Federal Reserve Board, the U.S. Treasury and other governmental agencies) as well as disruption in the liquidity and functioning of U.S. financial markets, may adversely impact prepayment penalty income, mortgage banking income, income from fiduciary activities, the value of securities, deposits and other financial instruments, in addition to the loan demand and the performance of our loan portfolio, and the interest rate sensitivity of our consolidated balance sheet as well as reduce net interest margins; changes in the federal, state, or local tax laws may adversely affect the fair values of net deferred tax assets and obligations of state and political subdivisions held in Park's investment securities portfolio and otherwise negatively impact our financial performance; the impact of the changes in federal, state and local governmental policy, including the regulatory landscape, capital markets, elevated government debt, potential changes in tax legislation that may increase tax rates, government shutdown, infrastructure spending and social programs; changes in laws or requirements imposed by Park's regulators impacting Park's capital actions, including dividend payments and stock repurchases; changes in consumer spending, borrowing and saving habits, whether due to changes in retail distribution strategies, consumer preferences and behaviors, changes in business and economic conditions, legislative and regulatory initiatives, or other factors may be different than anticipated; changes in customers', suppliers', and other counterparties' performance and creditworthiness, and Park's expectations regarding future credit losses and our allowance for credit losses, may be different than anticipated due to the continuing impact of and the various responses to inflationary pressures and continued elevated interest rates; Park may have more credit risk and higher credit losses to the extent there are loan concentrations by location or industry of borrowers or collateral; the volatility from quarter to quarter of mortgage banking income, whether due to interest rates, demand, the fair value of mortgage loans, or other factors; the adequacy of our internal controls and risk management program in the event of changes in the market, economic, operational (including those which may result from our associates working remotely), asset/liability repricing, legal, compliance, strategic, cybersecurity, liquidity, credit and interest rate risks associated with Park's business; competitive pressures among financial services organizations could increase significantly, including product and pricing pressures (which could in turn impact our credit spreads), changes to third-party relationships and revenues, changes in the manner of providing services, customer acquisition and retention pressures, and Park's ability to attract, develop and retain qualified banking professionals; uncertainty regarding the nature, timing, cost and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and our subsidiaries, including major reform of the regulatory oversight structure of the financial services industry and changes in laws and regulations concerning taxes, FDIC insurance premium levels, pensions, bankruptcy, consumer protection, rent regulation and housing, financial accounting and reporting, environmental protection, insurance, bank products and services, bank and bank holding company capital and liquidity standards, fiduciary standards, securities and other aspects of the financial services industry; Park's ability to meet heightened supervisory requirements and expectations; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, may adversely affect Park's reported financial condition or results of operations; Park's assumptions and estimates used in applying critical accounting policies and modeling which may prove unreliable, inaccurate or not predictive of actual results; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions; Park's ability to anticipate and respond to technological changes and Park's reliance on, and the potential failure of, a number of third-party vendors to perform as expected, including Park's primary core banking system provider, which can impact Park's ability to respond to customer needs and meet competitive demands; operational issues stemming from and/or capital spending necessitated by the potential need to adapt to industry changes in information technology systems on which Park and our subsidiaries are highly dependent; Park's ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks, including those of Park's third-party vendors and other service providers, which may prove inadequate, and could adversely affect customer confidence in Park and/or result in Park incurring a financial loss; a failure in or breach of Park's operational or security systems or infrastructure, or those of our third-party vendors and other service providers, resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems, including as a result of cyber attacks; the impact on Park's business and operating results of any costs associated with obtaining rights in intellectual property claimed by others and of the adequacy of Park's intellectual property protection in general; the existence or exacerbation of general geopolitical instability and uncertainty as well as the effect of trade policies (including the impact of potential or imposed tariffs, a U.S. withdrawal from or significant renegotiation of trade agreements, trade wars and other changes in trade regulations, closing of border crossings and changes in the relationship of the U.S. and its global trading partners); the impact on financial markets and the economy of any changes in the credit ratings of the U.S. Treasury obligations and other U.S. government-backed debt, as well as issues surrounding the levels of U.S., European and Asian government debt and concerns regarding the growth rates and financial stability of certain sovereign governments, supranationals and financial institutions in Europe and Asia and the risk they may face difficulties servicing their sovereign debt; the effect of a fall in stock market prices on Park's asset and wealth management businesses; our litigation and regulatory compliance exposure, including the costs and effects of any adverse developments in legal proceedings or other claims, the costs and effects of unfavorable resolution of regulatory and other governmental examinations or other inquiries, and liabilities and business restrictions resulting from litigation and regulatory investigations; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; the impact on Park's business, personnel, facilities or systems of losses related to acts of fraud, scams and schemes of third parties; the impact of widespread natural and other disasters, pandemics (including the COVID-19 pandemic), dislocations, regional or national protests and civil unrest (including any resulting branch closures or damages), military or terrorist activities or international hostilities (especially in light of the Russia-Ukraine conflict and the Israel-Hamas conflict) on the economy and financial markets generally and on us or our counterparties specifically; the potential further deterioration of the U.S. economy due to financial, political, or other shocks; the effect of healthcare laws in the U.S. and potential changes for such laws which may increase our healthcare and other costs and negatively impact our operations and financial results; the impact of larger or similar-sized financial institutions encountering problems which may adversely affect the banking industry and/or Park's business generation and retention, funding and liquidity, including potential increased regulatory requirements and increased reputational risk and potential impacts to macroeconomic conditions; Park's continued ability to grow deposits or maintain adequate deposit levels due to changing customer behaviors; unexpected outflows of deposits which may require Park to sell assets at a loss; and other risk factors relating to the financial services industry as detailed from time to time in Park's reports filed with the SEC including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, in "Item 1A. Risk Factors" of Part II of Park's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, in "Item 1A. Risk Factors" of Part II of Park's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 and in "Item 1A. Risk Factors" of Part II of Park’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023. P A R K N A T I O N A L C O R P O R A T I O N 2

Disclaimer Non-GAAP Financial Measures This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Management believes that the disclosure of these “non-GAAP” financial measures presents additional information which, when read in conjunction with Park’s consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park’s operating performance, ensures comparability of operating performance from period to period, and facilitates comparisons with the performance of Park’s peer financial holding companies, while eliminating certain non-operational effects of acquisitions. Additionally, Park believes this financial information is utilized by regulators and market analysts to evaluate a company’s financial condition, and therefore, such information is useful to investors. The non-GAAP financial measures should not be viewed as substitutes for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation from the most directly comparable GAAP financial measures to the non-GAAP financial measures used in this presentation is provided on pages 35 and 36 of this presentation. P A R K N A T I O N A L C O R P O R A T I O N 3

P A R K N A T I O N A L C O R P O R A T I O N Overview of Park National Corporation

Overview of Park National Corporation

Company Overview

- Park's bank subsidiary, The Park National Bank, is headquartered in Newark, Ohio and was founded in 1908.
- $9.8 billion of total assets and $8.2 billion of assets under management[(1)] at December 31, 2023.
- Park common shares are publicly traded under the symbol "PRK" on NYSE American.
- Diversified revenue base with approximately 19.9% non-interest income to operating revenue[(5)] ratio for the year ended December 31, 2023.
- Diversified loan portfolio funded with customer deposits.
- Below average historical net charge-offs relative to Midwest Peer Group.
- Low-cost funding profile supports durable net interest margin and extended trend of stable operating results.
- At June 30, 2023, Park's average deposit market share was approximately 35% in Park's six largest county markets in Ohio.



	At or Year Ended				
$ in millions	12/31/2021		12/31/2022		12/31/2023
Total Assets	$ 9,560	$	9,855	$	9,837
Total Loans (Gross)	6,871		7,142		7,476
Total Deposits	7,905		8,235		8,043
Total Shareholders' Equity	1,111		1,069		1,145
Total Equity / Total Assets	11.62%		10.85%		11.64%
TE / TA (2) (5)	10.05%		9.33%		10.14%
ACL / Loans (5)	1.21%		1.20%		1.12%
NPAs / Total Assets (3) (5)	0.80%		0.82%		0.62%
Net Interest Margin (4)	3.69%		3.80%		4.11%
ROAA (5)	1.56%		1.48%		1.27%
Return on Average Equity	14.45%		13.78%		11.55%
ROATE (2) (5) (6)	17.15%		16.29%		13.60%

(1) Market value of assets under management.
(2) See "Reconciliation of Non-GAAP Financial Measures" shown on pages 35 and 36.
(3) NPAs exclude accruing troubled debt restructuring loans and loans 90+ days past due.
(4) Net interest margin shown on a fully taxable equivalent basis assuming a 21% corporate federal income tax rate.
(5) Definitions: TE – Tangible Equity; TA – Tangible Assets; ACL – Allowance for Credit Losses; NPA – Non-Performing Assets, ROAA – Return on Average Assets; ROATE – Return on Average Tangible Equity; Operating Revenue = Non-Interest Income + Net Interest Income
(6) For the purpose of calculating the annualized return on average tangible equity, a non-U.S. GAAP financial measure, net income for each period is divided by average tangible equity during the period.

Note: Financial data as of December 31, 2023 unless otherwise noted; Source: S&P Global Market Intelligence.

5
PARK NATIONAL CORPORATION

Attractive Geographic Footprint P A R K N A T I O N A L C O R P O R A T I O N 6 Ohio North Carolina South CarolinaKentucky Region Deposits Trust AUM(1) Full-Time(2) Employees Counties Served Offices Western Ohio $1.63B $1.25B 175 6 24 Northern Ohio $1.85B $1.36B 227 8 24 Metro $896M $1.13B 185 6 10 Central Ohio $1.61B $3.58B 192 5 17 Eastern Ohio $846M $802M 103 4 12 Carolina $624M $68.4M 83 6 7 Overview • Distinct operating regions provide for attractive mix of customers and demographic opportunities. • Park has entered several new geographic markets in recent years via acquisitions and de novo branch openings. • These new markets have strong population growth and low rates of unemployment(3). • Combined with Park’s solid deposit franchise, these expansion markets present a promising opportunity for customer and revenue growth. November 2023 Unemployment Rate (%)(3) (1) Market value of assets under management. (2) Full-time employees do not include 816 full-time employees at Park’s operational support centers. (3) Source: Bureau of Labor Statistics; National unemployment data as of November 30, 2023. Note: Financial data as of December 31, 2023 unless otherwise noted. 2.8% 3.2% 3.0% 2.8% 3.6% 3.7% ASHEVILLE, NC CHARLOTTE, NC CINCINNATI, OH COLUMBUS, OH LOUISVILLE, KY USA

Senior Management P A R K N A T I O N A L C O R P O R A T I O N 7 David L. Trautman – Chairman of the Board and CEO – Age: 62 (40 years with Park) • Chairman of the Board since May 2019 and CEO since January 2014 of Park and Park National Bank. • President of Park and Park National Bank from January 2005 through April 2019. • President of First-Knox National Bank, a division of Park National Bank, from 1997 through 2002, and its Chairman of the Board from 2001 to 2006. • Holds an MBA with honors from The Ohio State University. • Earned a B.A. from Duke University and joined Park immediately following graduation. Matthew R. Miller – President – Age: 45 (14 years with Park) • President of Park and Park National Bank since May 2019. • Executive Vice President of Park and Park National Bank from April 2017 through April 2019. • Chief Accounting Officer of Park and Park National Bank from December 2012 through March 2017. • Vice President of Accounting at Park National Bank from March 2009 through December 2012. • Prior to joining Park, worked for eight years at Deloitte LLP, serving clients in the financial services industry. • Earned a B.A. in accounting, graduating summa cum laude, from University of Akron.

Senior Management (continued) P A R K N A T I O N A L C O R P O R A T I O N 8 Brady T. Burt – Chief Financial Officer – Age: 51 (16 years with Park) • Chief Financial Officer of Park and Park National Bank since December 2012. • Chief Accounting Officer of Park and Park National Bank from April 2007 to December 2012. • Worked at Vail Banks, Inc. in various capacities from 2002 to 2006, including as CFO. • Earned a B.S. in accounting from Miami University. • Member of Board of Directors of Federal Home Loan Bank of Cincinnati, serving on each of the Audit Committee (which he has chaired since January 1, 2021) and the Risk Committee.

Experienced Management Team • Park National Bank’s management team consists of leaders with deep local market knowledge. • The management team averages 25 years of banking experience. • The average team tenure with Park National Bank is approximately 18 years. P A R K N A T I O N A L C O R P O R A T I O N 9 Name Position Age Years with PNB Years in Industry Todd M. Bogdan Chief Operations Officer 55 7 35 Adrienne M. Brokaw Chief Auditor 56 10 24 Bryan M. Campolo Chief Credit Officer 39 17 17 Thomas M. Cummiskey Chief Trust & Investments Officer 54 24 26 Malory Dcosta Chief Information Officer 50 1 20 Mark H. Miller Corporate Services Director 42 7 7 Cheryl L. Snyder Chief Retail Lending Officer 67 44 46 Laura F. Tussing Chief Banking Officer/Regional Banking Director 42 19 19 Jeffrey A. Wilson Chief Risk Officer 57 19 27

Community Banking Regions

- Strong history of operating in Park's regional bank model.
- Moved to one brand, Park National Bank, in 2019 while maintaining local market leadership and advisory boards.
- To better align its branch network with banking trends, Park National Bank consolidated 23 branch offices (approximately 20% of then existing) in 2020.
  - Proximity to other branches and few competitors in impacted markets reduced the risk of attrition.
  - Below average transaction volume at impacted branches.
- On October 23, 2023, Park announced the consolidation of 12 branch offices, 3 relocations and 2 new market locations, all of which are in Ohio.
- Park continues to analyze its remaining branch network (geography, demographics, transaction volume, etc.) to identify sensible branch optimization opportunities.
- Separate presidents and advisory boards, consisting of leaders with deep local market knowledge.
  - Regional leadership team averages approximately 27 years of banking experience and 18 years of leadership tenure with Park.

Name	Position	Age	Years with PNB	Years in Industry
John A. Brown	President - Western Ohio Region	54	32	32
Bryant W. Fox	Market President - Cincinnati	35	11	11
Chris R. Hiner	President - Northern Ohio Region & Director of Home Lending	40	18	18
W. Andrew Holden	Market President - Louisville	49	5	27
Tim J. Ignasher	Market President - Charlotte	62	7	33
John D. Kimberly	President - Carolina Region	59	16	37
Patrick L. Nash	President - Eastern Ohio Region	59	36	36
Laura F. Tussing	President - Central Ohio Region	42	19	19
Brady E. Waltz	Market President - Columbus	52	16	30

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PARK NATIONAL CORPORATION

Park M&A Strategy Two-prong strategy guidelines: 1. Traditional M&A • Strong franchise, good reputation and asset quality • Competitive market share • Continuity of management and leadership • Traditional community bank structure • Sticky, low-cost core deposits • Disciplined approach to pricing and diligence 2. Metro Strategy • Certain attractive markets in the Midwest, Southeast, and Mid-Atlantic regions • De novo branching – mirror successful Columbus, Ohio and Louisville, Kentucky de novo offices • Partner with banks that have the following characteristics: • Consistent loan growth • Acceptable asset quality • Existing trust and wealth management business, or the potential to grow the business in those areas • Commercial focus with potential to grow consumer • Proven leadership team P A R K N A T I O N A L C O R P O R A T I O N 11

P A R K N A T I O N A L C O R P O R A T I O N Financial Summary

Strategic Portfolio Restructure Summary of Transactions • $291.0 million in securities sold with a $7.9 million loss and an earn back period of approximately 1.6 years • Net Interest Margin expected to improve by 15bps over a full year through a combination of deleverage and new loan funding • Improvements to liquidity on hand as well as preservation of borrowing capacity • Sale of variable rate CLOs reduces exposure to a declining rate environment 13 *Income represents the net pre-tax impact of the interest income growth and interest expense reduction from the use of funds less the reduction in interest income from the debt securities sold. Loss represents the net pre-tax realized loss on sale of the AFS debt securities. (in thousands) Basis Market Value Loss Agency Callable Notes 39,000$ 37,407$ (1,593)$ Municipals 168,360 163,393 (4,967) Total Fixed Rate Debt Securities 207,360 200,800 (6,560) Collateralized Loan Obligations 83,600 82,285 (1,315) Total Variable Rate Debt Securities 83,600 82,285 (1,315) Total Debt Securities Sold 290,960$ 283,085$ (7,875)$

2023 Fourth Quarter Highlights P A R K N A T I O N A L C O R P O R A T I O N 14 • Park’s Consolidated Capital Ratios at December 31, 2023: – Total Shareholders’ Equity to Total Assets of 11.64% – Tangible Common Equity to Tangible Assets of 10.14%(1) – Leverage Ratio of 10.74% – Total Risk-Based Capital Ratio of 16.19% • Book value per common share grew from $65.74 at December 31, 2022 to $71.06 at December 31, 2023. • Tangible book value per common share(1) grew from $55.56 at December 31, 2022 to $60.87 at December 31, 2023. • Net income of $24.5 million for Q4 2023, compared to $33.1 million for Q4 2022. Q4 2023 included losses of $7.9 million on the sale of debt securities. • Pre-tax, pre-provision net income (“PTPP”)(1) of $31.5 million for Q4 2023, compared to $40.7 million and $44.2 million during Q2 2023 and Q3 2023, respectively. PTPP net income was $43.3 million in Q4 2022. Provision for credit losses for Q4 2023 of $1.8 million compared to a provision for credit losses of $3.0 million for Q4 2022. • Loans grew from $7.14 billion at December 31, 2022 to $7.48 billion at December 31, 2023. • Loan growth during Q4 2023 was $126.5 million, or 6.83% annualized. • Commercial loan growth during Q4 2023 was $110.2 million or 11.21% annualized. • ACL / Loans decreased to 1.12% at December 31, 2023, compared to 1.20% at December 31, 2022. Park Performance Summary (1) (1) See “Reconciliation of Non-GAAP Financial Measures” shown on pages 35 and 36.

Steady Balance Sheet Growth

Total Assets

(Dollars in millions)


$8,558
$9,279
$9,560
$9,855
$9,837
2019Y
2020Y
2021Y
2022Y
2023Y

Total Loans (excluding PPP) (1)

(Dollars in millions)


$6,501
$6,846
$6,797
$7,138
$7,474
2019Y
2020Y
2021Y
2022Y
2023Y

Total Deposits (2)

(Dollars in millions)


$7,053
$7,572
$7,905
$8,235
$8,043
2019Y
2020Y
2021Y
2022Y
2023Y

Total Shareholders' Equity

(Dollars in millions)


$969
$1,040
$1,111
$1,069
$1,145
2019Y
2020Y
2021Y
2022Y
2023Y

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PARK NATIONAL CORPORATION

(1) Excludes PPP loans of $2MM, $4MM, $74MM, $332MM and $0 at end of 2023Y, 2022Y, 2021Y, 2020Y, and 2019Y, respectively.
(2) Excludes off balance sheet deposits of $1.2MM, $196MM, $983MM, $710MM and $0 at end of 2023Y, 2022Y, 2021Y, 2020Y, and 2019Y, respectively.

Efficiency Ratio & Non-Int. Exp. / Avg. Assets(1) Strong Earnings P A R K N A T I O N A L C O R P O R A T I O N 16 (Dollars in millions) Net Income, ROAA & ROATE(1) Non-Interest Income / Operating Revenue Pre-Tax, Pre-Provision Net Income / Avg. Assets(1) (1) See Reconciliation of Non-GAAP Financial Measures shown on pages 35 and 36. (Dollars in millions) (Dollars in millions) $153.9$153.9 $102.7 $127.9 $153.9 $148.4 $126.7 1.2% 1.4% 1.6% 1.5% 1.3% 13.4% 15.3% 17.2% 16.3% 13.6% – $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 2019Y 2020Y 2021Y 2022Y 2023Y – 4.0% 8.0% 12.0% 16.0% 20.0% Net Income ROAA ROATE $130.9 $166.7 $176.3 $185.0 $156.5 1.55% 1.80% 1.79% 1.84% 1.57% – $20 .0 $40 .0 $60 .0 $80 .0 $10 0.0 $12 0.0 $14 0.0 $16 0.0 $18 0.0 $20 0.0 1.0 0% 1.1 0% 1.2 0% 1.3 0% 1.4 0% 1.5 0% 1.6 0% 1.7 0% 1.8 0% 1.9 0% 2019Y 2020Y 2021Y 2022Y 2023Y PPNR PPNR/Avg. Assets $97.2 $125.7 $129.9 $135.9 $92.6 $297.7 $327.6 $329.9 $347.1 $373.1 24.6% 27.7% 28.3% 28.1% 19.9% 2019 2020 2021 2022 2023 Net Interest Income Non-Interest Income Non-Interest Income / Op. Rev. 66.4% 62.8% 61.3% 61.2% 65.9% 3.12% 3.10% 2.88% 2.97% 3.11% 2019Y 2020Y 2021Y 2022Y 2023 YTD Efficiency Ratio Non-Int. Exp. / Avg. Assets

Stable Net Interest Margin P A R K N A T I O N A L C O R P O R A T I O N 17 Overview • Net interest margin has held steady due to stable asset yields and strong core deposits. Net Interest Income and Net Interest Margin(1) Asset Yields, Liability Costs, and Net Interest Margin(1) (Dollars in millions) (1) Net interest margin shown on an annualized, fully taxable equivalent basis assuming a 21% corporate federal income tax rate. See “Reconciliation of Non-GAAP Financial Measures” shown on pages 35 and 36. $94.6 $92.2 $91.6 $94.3 $95.1 3.98% 4.08% 4.07% 4.12% 4.17% 2022Q4 2023Q1 2023Q2 2023Q3 2023Q4 Net Interest Income Net Interest Margin 4.57% 4.89% 5.08% 5.27% 5.48% 3.98% 4.08% 4.07% 4.12% 4.17% 0.95% 1.29% 1.58% 1.76% 2.01% 0.81% 1.15% 1.46% 1.63% 1.84% 2022Q4 2023Q1 2023Q2 2023Q3 2023Q4 Interest Earning Asset Yield (%) Net Interest Margin (%) Interest Bearing Liability Cost (%) Interest Bearing Deposit Cost (%)

Diverse Fee Income P A R K N A T I O N A L C O R P O R A T I O N 18 Overview • Robust levels of fee income provide a hedge against a challenging interest rate environment. • The business lines responsible for generating the majority of fee income are trust and wealth management, mortgage banking, and debit card fees. • Diversified revenue base with approximately 19.9% non-interest income to operating revenue ratio for the year ended December 31, 2023. • Anchored by trust and wealth management business lines, at December 31, 2023 had aggregate assets under management of $8.2 billion(1). Sources of Non-Interest Income 2023 Non-Interest Income / Operating Revenue (1) Market value of assets under management. Note: Financial data as of December 31, 2023 unless otherwise noted. (Dollars in millions) Fiduciary Activities 38% Service Charges 9% Other Service Income 11% Debit Card Fees 29% BOLI 6% Other Fee Income 7% $97.2 $125.7 $129.9 $135.9 $92.6 $297.7 $327.6 $329.9 $347.1 $373.1 24.6% 27.7% 28.3% 28.1% 19.9% 2019 2020 2021 2022 2023 Net Interest Income Non-Interest Income Non-Interest Income / Op. Rev.

Disciplined Approach to Managing Operating Expenses P A R K N A T I O N A L C O R P O R A T I O N 19 Efficiency Ratio & Non-interest Expense Non-interest Expense Composition (YTD) Note: Financial data as of December 31, 2023 unless otherwise noted. (Dollars in millions) $264.0 $286.6 $283.5 $298.0 $309.2 66.4% 62.8% 61.3% 61.2% 65.9% 2019 2020 2021 2022 2023 Non-interest Expense Efficiency Ratio Salaries & Benefits 59% Occupancy 4% FF&E 4% Data Processing 12% Professional Fees 9% Insurance 3% Other Non- interest Expense 9% • Significant investment in people, processes, and technology over the last two years. • Well positioned for growth.

High Quality Capital Structure 99% of Park’s Tier 1 Capital is Common Equity P A R K N A T I O N A L C O R P O R A T I O N 20 Common Equity Tier 1 Trust Preferred Receives full Tier 1 Capital treatment Subordinated Notes and Allowance for Credit Losses Tier 1 Capital $1,060.6 million Tier 2 Capital $263.0 million Note: Financial data as of December 31, 2023 unless otherwise noted. ACL $88.9 Subdebt $174.1 Trust Preferred $15.0 Common Equity Tier 1 $1,045.6 1 Regulatory Capital at December 31, 2023 (Dollars in millions)

Robust Capital Ratios P A R K N A T I O N A L C O R P O R A T I O N 21(1) Adequately capitalized thresholds plus capital conservation buffer of 2.5%. Note: All ratios presented are as of the end of the period. Note: Financial data as of December 31, 2023 unless otherwise noted. Tier 1 Leverage Ratio Common Equity Tier 1 Ratio Tier 1 Risk-based Capital Ratio Total Risk-based Capital Ratio Regulatory Minimums(1) (1) (1) (1) 9.6% 9.8% 9.9% 10.6% 10.7% 4.0% – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 2020Q4 2021Q4 2022Q4 2023 Q3 2023 Q4 11.7% 12.4% 12.6% 12.7% 12.8% 7.0% – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 2020Q4 2021Q4 2022Q4 2023 Q3 2023 Q4 (1) 11.9% 12.6% 12.8% 12.9% 13.0% 8.5% – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 2020Q4 2021Q4 2022Q4 2023 Q3 2023 Q4 15.4% 16.1% 16.1% 16.2% 16.2% 10.5% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% 15.0% 16.0% 17.0% 2020Q4 2021Q4 2022Q4 2023 Q3 2023 Q4

High-Quality and Diversified Loan Portfolio



Leases
0%
Commercial, Financial, and Agricultural
18%
Commercial Real Estate
25%
Construction Real Estate
4%
Residential Real Estate
27%
Consumer
26%

Total Loan Portfolio: $7.5B
QTD Yield on Loans: 5.84%

- Park has a well-secured loan portfolio with geographic and asset class diversity.
- Out-of-market portfolio is limited to specialty lending, which has conservative underwriting and is subject to intensive loan monitoring.
- 50% of the loan portfolio has fixed interest rates with a weighted average contractual life of 82 months; the remaining 50% of the portfolio consists of variable rate loans with a weighted average reprice of 32 months.
- Included in commercial, financial, and agricultural loans were $294.9 million in loans originated through Scope Leasing, Inc. and $414.0 million in structured finance loans.
- 2% of total loans were agriculture related[1].
- 36% of commercial real estate loans were owner-occupied.
- $220.8 million of commercial real estate loans were fully or partially collateralized by non-owner-occupied office space. Of this amount, $219.2 million were accruing.

(1) Agriculture related loans include farm loans and agricultural production loans.
Note: Financial data as of December 31, 2023 unless otherwise noted.

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Commercial Loan Repricing P A R K N A T I O N A L C O R P O R A T I O N 23 2024 2025 2026 2027 2028 2029+ >5% $1,487,770 $2,327,487 $5,011,946 $724,358 $140,887 $2,604,830 4-5% $32,647,95 $118,366,8 $116,014,2 $21,318,41 $1,384,765 $14,515,04 3-4% $65,880,42 $77,260,19 $91,099,51 $44,642,28 $22,111,07 $198,093,2 $- $50,000,000 $100,000,000 $150,000,000 $200,000,000 $250,000,000 Commercial Loan Repricing Rate Shock by Year (3% Shock or Greater) 3-4% 4-5% >5% 33% 7% 7% 6% 8% 9% 30% Commercial Loan Repricing by Year 2024 2025 2026 2027 2028 2029+ Fixed

CRE Loan Repricing P A R K N A T I O N A L C O R P O R A T I O N 24 2024 2025 2026 2027 2028 2029+ >5% $863,417 $954,117 $1,321,985 $318,155 $- $420,073 4-5% $10,717,91 $65,470,74 $68,985,68 $13,788,69 $580,579 $12,347,53 3-4% $49,862,02 $59,390,84 $68,302,40 $32,985,17 $16,213,42 $153,387,8 $- $40,000,000 $80,000,000 $120,000,000 $160,000,000 $200,000,000 CRE Loan Repricing Rate Shock by Year (3% Shock or Greater) 3-4% 4-5% >5% 19% 10% 10% 8%11% 14% 28% CRE Loan Repricing by Year 2024 2025 2026 2027 2028 2029+ Fixed

Installment Lending Portfolio P A R K N A T I O N A L C O R P O R A T I O N 25 Note: Financial data as of December 31, 2023 • Park National Bank’s installment portfolio includes $1.8B of indirect loans and $192MM of direct loans. • Balances have steadily increased since first exceeding $1B in 2017. Pre-2019 2019 2020 2021 2022 2023 Total Premier (FICO 780+) 28,144,588 42,951,319 123,137,462 171,664,760 336,341,191 326,569,014 1,028,808,333 A+ (FICO 740 - 779) 19,369,365 22,346,209 52,777,677 84,629,061 165,495,994 169,874,192 514,492,497 A (FICO 710 - 739) 13,859,405 12,578,839 30,143,382 47,419,153 88,654,419 98,186,415 290,841,613 B (FICO 680 - 709) 6,902,139 3,782,473 9,442,538 17,048,172 28,240,804 35,048,894 100,465,019 C or D (FICO < 680) 2,602,725 1,133,498 2,826,741 4,379,214 6,592,428 9,467,188 27,001,795 Total 70,878,221 82,792,338 218,327,800 325,140,360 625,324,836 639,145,703 1,961,609,258 - 100,000,000 200,000,000 300,000,000 400,000,000 500,000,000 600,000,000 700,000,000 800,000,000 ($ in 0 00 s) Installment Loan Balances by Origination Year/Credit Tier 52.45% 26.23% 14.83% 5.12% 0.79% 0.59% Installment Loan Portfolio by Credit Tier Premier (FICO 780+) A+ (FICO 740 - 779) A (FICO 710 - 739) B (FICO 680 - 709) C (FICO 641 - 679) D (FICO < 640)

Installment Lending Portfolio (continued) P A R K N A T I O N A L C O R P O R A T I O N 26 Note: Financial data as of December 31, 2023. Pre-2019 2019 2020 2021 2022 2023 Total All Other 6,860,568 1,064,865 2,995,209 4,321,447 5,183,512 11,630,125 32,055,725 Watercraft 10,606,887 6,224,628 16,243,120 16,049,082 23,829,088 21,152,804 94,105,610 RVs 42,562,884 21,425,025 68,741,525 95,011,770 146,162,108 106,861,645 480,764,957 Auto 10,847,881 54,077,821 130,347,945 209,758,061 450,150,128 499,501,129 1,354,682,965 Total 70,878,221 82,792,338 218,327,800 325,140,360 625,324,836 639,145,703 1,961,609,258 - 100,000,000 200,000,000 300,000,000 400,000,000 500,000,000 600,000,000 700,000,000 800,000,000 ($ in 0 00 s) Installment Loan Balances by Origination Year/Collateral Type

Specialty Lending • Park has successfully operated in the specialty finance area for many years, specifically focusing on turbo-prop and light jets and structured finance lending to non-bank consumer finance companies. Net charge-offs in specialty lending have not materially impacted Park’s overall net charge-off rates over the last 10 years. • Park acquired Scope Leasing, Inc. in the mid-1990’s. Scope follows the same conservative underwriting posture as the commercial loan portfolio. Its lending team has years of industry experience and maintains a narrow focus as to acceptable aircraft underlying loans. Scope had loans of $295 million, or 3.94% of total loans, outstanding as of December 31, 2023. Scope offers aircraft loans from $200,000 to $5 million to individuals, small businesses, and major corporations across the country. • Park entered the structured finance lending business in 2008. It features a traditional asset-based lending line of business with daily cash collections, periodic customer audits, and an attractive risk/reward dynamic. The structured finance loans consist of loans to non-bank consumer finance companies throughout the nation. These asset-based loans are collateralized by cash flows from individuals, typically from auto loans financed by the non-bank consumer finance company. These loans have conservative underwriting and are subject to intensive loan monitoring. Structured finance loans represented $414 million, or 5.54% of total loans, outstanding as of December 31, 2023. P A R K N A T I O N A L C O R P O R A T I O N 27 Note: Financial data as of December 31, 2023 unless otherwise noted. Structured Finance 5.54% Scope Aircraft Finance 3.94% All Other Loans 90.52%

Healthy Allowance Levels Safeguard Shareholders’ Equity P A R K N A T I O N A L C O R P O R A T I O N 28 Allowance / Total LoansOverview • Allowance for credit losses was 1.12% of total loans as of December 31, 2023. • Strong reserve levels reflect expectation of deteriorating economic conditions and credit stress to emerge in future periods. • Conservative classification of commercial loans and prudent identification of problem credits. • Adopted CECL 1/1/2021. Provision / Net Charge-Offs (1) (1) Park was in a net recovery position for the fiscal years ended December 31, 2020 and 2021. $6,501 $7,178 $6,871 $7,142 $7,476 0.87% 1.19% 1.21% 1.20% 1.12% 2019 Q4 2020 Q4 2021 Q4 2022 Q4 2023 Q4 (Dollars in millions) Total Loans ACL / Loans 6.1x – – 1.9x 0.6x FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 $ in thousands Net Charge-Off (Recovery) FY 2023 4,921$ FY 2022 2,375 FY 2021 (3,348) FY 2020 (16,942) FY 2019 1,004

Stable Asset Quality P A R K N A T I O N A L C O R P O R A T I O N 29 Net Charge-Offs / Average Loans Classified Loans(2) / Tier 1 Capital + ACL Overview • Conservative underwriting and strong asset quality. • Of the $60.3 million in nonaccrual loans, $39.0 million, or about 65%, were current with contractual payments at December 31, 2023. NPAs / Total Assets (1) (1) NPAs exclude accruing troubled debt restructuring loans and loans 90+ days past due. (2) Classified loans are defined as those rated substandard or individually evaluated, excluding accruing purchase credit deteriorated (PCD) loans associated with the acquisitions of NewDominion Bank and CAB Financial Corporation. 1.14% 1.31% 0.80% 0.82% 0.62% 2019Q4 2020Q4 2021Q4 2022Q4 2023Q4 0.02% (0.24%) (0.05%) 0.03% 0.07% (0.70%) (0.20%) 0.30% 0.80% 1.30% 1.80% 2019Y 2020Y 2021Y 2022Y 2023Y 8.94% 11.25% 7.27% 7.27% 4.25% 2019Q4 2020Q4 2021Q4 2022Q4 2023Q4

Stable, Low-Cost Core Deposits P A R K N A T I O N A L C O R P O R A T I O N 30 • With minimal reliance on costly time deposits and a relatively high level of non-interest bearing deposits, Park has cultivated a loyal and low-cost source of funds. • Non-interest bearing deposits represented 33% of total deposits. • Public funds made up $1.2 billion, or approximately 15%, of total deposits. • Uninsured deposits totaled approximately $1.3 billion, or 16.2% of total deposits. This $1.3 billion included $288.2 million of deposits which were over $250,000, but were fully collateralized by Park’s investment securities portfolio. Total Deposits: $8.0 billion QTD Cost of Interest Bearing Deposits: 1.84% QTD Cost of Total Deposits: 1.24% Non-CD/Brokered Deposits over Total Deposits: 90% Note: Financial data as of December 31, 2023 unless otherwise noted. Non-interest Bearing 33% Transaction 26% Savings 31% Brokered Deposits 2% CDs 8%

High Quality Securities Portfolio



States & Political Subdivisions 18%
Collateralized Loan Obligations 33%
Corporate Debt Securities 1%
Agency Mortgage-Backed Securities 48%

QTD Yield on Securities: 3.88%
Total Debt Securities: $1.3 billion

- Park's investment securities portfolio is highly rated[(1)]:
  - 75% are AAA rated or Agency Backed
  - 23% are AA+, AA or AA- rated
  - 2% are BBB, BBB- or not rated
- 33% of the portfolio is floating rate
- All mortgage-backed securities and collateralized mortgage obligations are U.S. government agency issued, and are primarily collateralized by 15-year residential mortgage loans.
- All state and political subdivision securities are investment grade rated, many with credit enhancements.
- The expected weighted average life of Park's investment securities portfolio was 4.8 years at December 31, 2023.
- $847 million of the securities portfolio are unpledged.
- Park had a net unrealized loss on securities of $85.9 million, or 6.4% of the portfolio, at December 31, 2023.
- Park did not hold any held-to-maturity securities at December 31, 2023.

(1) Securities portfolio ratings as of December 31, 2023.
Note: Financial data as of December 31, 2023 unless otherwise noted

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PARK NATIONAL CORPORATION

Historical Borrowing Position 32 *Includes FHLB advances, Brokered Deposits and Brokered Repurchase Agreements 0% 3% 6% 9% 12% 15% 18% 21% 24% - 200,000,000 400,000,000 600,000,000 800,000,000 1,000,000,000 1,200,000,000 1,400,000,000 1,600,000,000 Brokered Repurchase Agreements Brokered Deposits FHLB Advances FHLB Borrowings and Brokered Deposits/Repurchase Agreements as % of Total Liabilities

P A R K N A T I O N A L B A N K 33 Uninsured Deposits Trend 77.7% 77.2% 78.8% 81.4% 83.0% 82.8% 83.8% 0% 20% 40% 60% 80% 100% Insured Collateralized Exposed

P A R K N A T I O N A L C O R P O R A T I O N Appendix

Reconciliation of Non-GAAP Financial Measures

Reconciliation of Average Shareholders' Equity to Average Tangible Equity

	For the Twelve Months Ended				For the Three Months Ended					For the Twelve Months Ended
	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	12/31/2023
Average Shareholders' Equity	$ 922,174	$ 1,009,102	$ 1,065,460	$ 1,076,879	$ 1,055,509	$ 1,090,952	$ 1,091,016	$ 1,102,677	$ 1,103,726	$ 1,097,143
Less: Average Goodwill and Other Intangible Assets	158,194	170,031	167,993	166,337	165,794	165,457	165,129	164,801	164,466	164,960
Average Tangible Equity	**$ 763,980**	**$ 839,071**	**$ 897,467**	**$ 910,542**	**$ 889,715**	**$ 925,495**	**$ 925,887**	**$ 937,876**	**$ 939,260**	**$ 932,183**

Reconciliation of Total Shareholders' Equity to Tangible Equity

	As of				As of				
	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023
Total Shareholders' Equity	$ 969,014	$ 1,040,256	$ 1,110,759	$ 1,069,226	$ 1,069,226	$ 1,082,153	$ 1,088,757	$ 1,085,564	$ 1,145,293
Less: Goodwill and Other Intangible Assets	171,118	168,855	167,057	165,570	165,570	165,243	164,915	164,581	164,247
Tangible Equity	**$ 797,896**	**$ 871,401**	**$ 943,702**	**$ 903,656**	**$ 903,656**	**$ 916,910**	**$ 923,842**	**$ 920,983**	**$ 981,046**

Reconciliation of Total Assets to Tangible Assets

	As of				As of				
	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023
Total Assets	$ 8,558,377	$ 9,279,021	$ 9,560,254	$ 9,854,993	$ 9,854,993	$ 9,856,981	$ 9,899,551	$ 10,000,914	$ 9,836,453
Less: Goodwill and Other Intangible Assets	171,118	168,855	167,057	165,570	165,570	165,243	164,915	164,581	164,247
Tangible Assets	**$ 8,387,259**	**$ 9,110,166**	**$ 9,393,197**	**$ 9,689,423**	**$ 9,689,423**	**$ 9,691,738**	**$ 9,734,636**	**$ 9,836,333**	**$ 9,672,206**

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PARK NATIONAL CORPORATION

Reconciliation of Non-GAAP Financial Measures (continued)

Reconciliation of Fully Taxable Equivalent Net Interest Income to Net Interest Income

	For the Twelve Months Ended				For the Three Months Ended					For the Twelve Months Ended
	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	12/31/2023
Interest Income	$ 360,500	$ 357,720	$ 345,853	$ 378,247	$ 108,810	$ 110,901	$ 114,674	$ 120,889	$ 125,206	$ 471,670
Fully Taxable Equivalent Adjustment	2,956	2,866	2,911	3,541	918	926	920	1,042	838	3,726
Fully Taxable Equivalent Interest Income	$ 363,456	$ 360,586	$ 348,764	$ 381,788	$ 109,728	$ 111,827	$ 115,594	$ 121,931	$ 126,044	$ 475,396
Less: Interest Expense	62,763	30,090	15,960	31,188	14,204	18,703	23,102	26,620	30,132	98,557
Fully Taxable Equivalent Net Interest Income	**$ 300,693**	**$ 330,496**	**$ 332,804**	**$ 350,600**	**$ 95,524**	**$ 93,124**	**$ 92,492**	**$ 95,311**	**$ 95,912**	**$ 376,839**

Reconciliation of Pre-Tax, Pre-Provision Net Income

	For the Twelve Months Ended				For the Three Months Ended					For the Twleve Months Ended
	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	12/31/2023
Net Income	$ 102,700	$ 127,923	$ 153,945	$ 148,351	$ 33,084	$ 33,733	$ 31,584	$ 36,917	$ 24,500	$ 126,734
Plus: Income Taxes	22,071	26,722	34,290	32,108	7,279	6,166	6,626	8,837	5,241	26,870
Plus: Provision for (Recovery of) Credit Losses	6,171	12,054	(11,916)	4,557	2,981	183	2,492	(1,580)	1,809	2,904
Pre-Tax, Pre-Provision Net Income	**$ 130,942**	**$ 166,699**	**$ 176,319**	**$ 185,016**	**$ 43,344**	**$ 40,082**	**$ 40,702**	**$ 44,174**	**$ 31,550**	**$ 156,508**

Calculation of Allowance for Credit Losses / Loans

	For the Twelve Months Ended				For the Three Months Ended				
	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023
Allowance for Credit Losses	$ 56,679	$ 85,675	$ 83,197	$ 85,379	$ 85,379	$ 85,946	$ 87,206	$ 84,602	$ 83,745
Loans	6,501,404	7,177,785	6,871,122	7,141,891	7,141,891	7,093,857	7,208,109	7,349,745	7,476,221
Allowance for Credit Losses / Loans	0.87%	1.19%	1.21%	1.20%	1.20%	1.21%	1.21%	1.15%	1.12%

**Tangible book value = Tangible equity divided by common shares outstanding at period end. Tangible equity equals total shareholders' equity less goodwill and other intangible assets, in each case at the end of the period.*
**Return on Average Tangible Equity = Net income for each period divided by average tangible assets during the period. Average tangible assets equal average assets less average goodwill and other intangible assets, in each case during the applicable period.*
**Efficiency ratio is calculated by dividing total other expense by the sum of fully taxable equivalent net interest income and other income. Fully taxable equivalent net interest income reconciliation is shown assuming a 21% corporate federal income tax rate.*
**Net interest margin is calculated on a fully taxable equivalent basis by dividing fully taxable equivalent net interest income by average interest earning assets, in each case during the applicable period.*

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PARK NATIONAL CORPORATION

Park National Corporation P A R K N A T I O N A L C O R P O R A T I O N KBW Presentation 2/15/2024